Exhibit 99.1
OpenText Reports Third Quarter Fiscal Year 2019 Financial Results

Total Revenues of $719 million, up 5% Y/Y
Annual Recurring Revenues of $549 million, up 5% Y/Y
Operating Cash Flows of $286 million, up 6% Y/Y
Quarterly cash dividend increased by 15%

Waterloo, ON, May 1, 2019 - Open Text Corporation (NASDAQ: OTEX), (TSX: OTEX), “The Information Company,” today announced its financial results for the third quarter ended March 31, 2019.
“OpenText delivered record third quarter results with total revenues of $719 million, up 5% or $739 million, up 8% in constant currency. We also delivered strong adjusted EBITDA margin of 36%, representing 15% growth,” said Mark J. Barrenechea, OpenText CEO & CTO. “OpenText annual recurring revenues grew 5% to $549 million and cloud revenues grew 14% to $239 million. Customers are looking for an information advantage provided through Enterprise Information Management (EIM). Building upon our vision of the Intelligent and Connected Enterprise, with a continued focus on customer-driven innovation, we are strategically well positioned to compete and win in the EIM marketplace”.
Barrenechea further added, “Our commitment to Total Growth leverages the OpenText Business System as a framework for both organic growth and future M&A opportunities. With this framework we are well positioned to scale OpenText to new levels in the coming years. Supported by confidence in our long-term model and cash flow performance, we are announcing a 15% increase to our quarterly cash dividend to $0.1746 per share."
“We had solid business execution during the quarter, with a focus on growing margins and cash flows,” said Madhu Ranganathan, OpenText EVP and CFO. “We generated operating cash flows of $286 million, an increase of 6% from the prior year, while integrating two acquisitions during the quarter. The results reflect continued strength of our operational focus.”
Ranganathan added, “Our balance sheet and liquidity position remain strong with approximately $765 million of cash at the end of the quarter and a 1.7x consolidated net leverage ratio to support our Total Growth strategy."
Financial Highlights for Q3 2019 with Year Over Year Comparisons

Summary of Quarterly Results
(in millions except per share data)	Q3 FY19	Q3 FY18	$ Change	% Change (Y/Y)	Q3 FY19 in CC*	% Change in CC*
Revenues:
Cloud services and subscriptions	$238.6	$209.1	$29.5	14.1%	$242.7	16.1%
Customer support	310.8	312.3	(1.5)	(0.5)%	319.4	2.3%
Total annual recurring revenues**	$549.4	$521.4	$28.0	5.4%	$562.1	7.8%
License	98.7	84.1	14.6	17.4%	102.8	22.2%
Professional service and other	71.1	80.4	(9.3)	(11.6)%	73.6	(8.4)%
Total revenues	$719.1	$685.9	$33.3	4.9%	$738.5	7.7%
GAAP-based operating income	$135.9	$102.8	$33.1	32.2%
Non-GAAP-based operating income (1)	$236.8	$204.6	$32.3	15.8%	$241.2	17.9%
GAAP-based EPS, diluted	$0.27	$0.22	$0.05	22.7%
Non-GAAP-based EPS, diluted (1)(2)	$0.64	$0.54	$0.10	18.5%	$0.65	20.4%
GAAP-based net income attributable to OpenText	$72.8	$58.8	$14.0	23.8%
Adjusted EBITDA (1)	$261.8	$227.6	$34.2	15.0%
Operating cash flows	$286.0	$270.6	$15.4	5.7%

Summary of YTD Results
(in millions except per share data)	FY19 YTD	FY18 YTD	$ Change	% Change (Y/Y)	FY19 YTD in CC*	% Change in CC*
Revenues:
Cloud services and subscriptions	$665.9	$611.1	$54.8	9.0%	$672.2	10.0%
Customer support	932.7	915.8	16.9	1.8%	945.6	3.3%
Total annual recurring revenues**	$1,598.6	$1,526.8	$71.8	4.7%	$1,617.8	6.0%
License	308.4	297.6	10.8	3.6%	315.2	5.9%
Professional service and other	214.6	236.6	(22.0)	(9.3)%	219.8	(7.1)%
Total revenues	$2,121.5	$2,061.0	$60.6	2.9%	$2,152.8	4.5%
GAAP-based operating income	$409.0	$357.3	$51.7	14.5%
Non-GAAP-based operating income (1)	$743.7	$674.4	$69.3	10.3%	$747.2	10.8%
GAAP-based EPS, diluted	$0.79	$0.68	$0.11	16.2%
Non-GAAP-based EPS, diluted (1)(2)	$2.04	$1.84	$0.20	10.9%	$2.05	11.4%
GAAP-based net income attributable to OpenText	$213.5	$180.5	$33.0	18.3%
Adjusted EBITDA (1)	$816.4	$738.5	$77.8	10.5%
Operating cash flows	$646.5	$504.0	$142.5	28.3%
(1) Please see note 2 "Use of Non-GAAP Financial Measures" below
(2) Please also see note 14 to the Company's Fiscal 2018 Consolidated Financial Statements on Form 10-K. Reflective of the amount of net tax benefit arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period.
Note: Individual line items in tables may be adjusted by non-material amounts to enable totals to align to published financial statements.

*CC: Constant currency for this purpose is defined as the current period reported revenues/expenses/earnings represented at the prior comparative period's foreign exchange rate.
**Annual recurring revenue is defined as the sum of Cloud services and subscriptions revenue and Customer support revenue.

OpenText Quarterly Business Highlights

•	20 customer transactions over $1 million, 8 in the OpenText Cloud and 12 off-cloud

•	Financial, Consumer Goods, Services, Technology and Public Sector industries saw the most demand in cloud and license

•	Key customer wins in the quarter included Tata Steel Europe, Norton Rose Fulbright, NTT DATA Group, the European Parliament and Department of Public Works and Government Services Canada

•	OpenText Enterprise World, Europe’s largest EIM conference launches organizations on a path to information advantage

•	Enterprise World Europe showcases innovations in OpenText Enterprise Information Management

•	OpenText showcases how intelligence, integration and automation drive innovation in Content Services at AIIM Conference 2019

•	OpenText hosts Enterprise World Asia - invests and drives growth in Asia Pacific region

Dividend Program Highlights
As part of our quarterly, non-cumulative cash dividend program, the Board declared on April 30, 2019 a cash dividend of $0.1746 per common share. The record date for this dividend is May 31, 2019 and the payment date is June 21, 2019. Future declarations of dividends and the establishment of future record and payment dates are subject to the final determination and discretion of the Board of Directors.

Summary of Quarterly Results
	Q3 FY19	Q2 FY19	Q3 FY18	% Change (Q3 FY19 vs Q2 FY19)		% Change (Q3 FY19 vs Q3 FY18)
Revenue (million)	$719.1	$735.2	$685.9	(2.2)%		4.9%
GAAP-based gross margin	66.7%	69.0%	64.6%	(230)	bps	210	bps
GAAP-based EPS, diluted	$0.27	$0.39	$0.22	(30.8)%		22.7%
Non-GAAP-based gross margin (1)	73.0%	75.7%	71.6%	(270)	bps	140	bps
Non-GAAP-based EPS, diluted (1)(2)	$0.64	$0.80	$0.54	(20.0)%		18.5%
(1) Please see note 2 "Use of Non-GAAP Financial Measures" below
(2) Please also see note 14 to the Company's Fiscal 2018 Consolidated Financial Statements on Form 10-K. Reflective of the amount of net tax benefit arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period.
Upcoming Investor Events

OpenText invites institutional investors and financial analysts to attend Enterprise World Toronto on July 9, 2019. The conference offers an opportunity for investors and financial analysts to learn about OpenText and the company’s latest innovations in Enterprise Information Management. It is a one-stop opportunity to research the company, with full conference access allowing open dialogue with OpenText customers and partners onsite.

OpenText to host Capital Markets Day for Institutional Investors and Financial Analysts in New York on September 6, 2019. This will include formal presentations by the OpenText executive team for an annual strategic update. Further details to follow closer to the event date.
Conference Call Information

The public is invited to listen to the earnings conference call today at 5:00 p.m. ET (2:00 p.m. PT) by dialing 1-800-319-4610 (toll-free) or +1-604-638-5340 (international). Please dial-in 10 minutes ahead of time to ensure proper connection. Alternatively, a live webcast of the earnings conference call will be available on the Investor Relations section of the Company's website at http://investors.opentext.com/investor-events-and-presentations.

A replay of the call will be available beginning May 1, 2019 at 7:00 p.m. ET through 11:59 p.m. on May 15, 2019 and can be accessed by dialing 1-855-669-9658 (toll-free) or +1-604-674-8052 (international) and using passcode 3118 followed by the number sign.

Please see below note (2) for a reconciliation of U.S. GAAP-based financial measures used in this press release, to non-U.S. GAAP-based financial measures. Additionally, “off-cloud” is a term we use to describe license transactions.

About OpenText
OpenText, The Information Company™, a market leader in Enterprise Information Management software and solutions, enabling companies to manage, leverage, secure and gain insight into their enterprise information, on premises or in the cloud. For more information about OpenText (NASDAQ/TSX: OTEX) visit www.opentext.com.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this press release, including statements about the focus of Open Text Corporation (“OpenText” or “the Company”) in our fiscal year ending June 30, 2019 (Fiscal 2019) on growth in earnings and cash flows, creating value through investments in broader Enterprise Information Management (EIM) capabilities, distribution, the Company's presence in the cloud and in growth markets, expected growth in our revenue lines, total growth from acquisitions, innovation and organic initiatives, and distribution expansion, the focus on recurring revenues, improving efficiency, expanding cash flow and strengthening the business, adjusted operating income and cash flow, its financial condition, the adjusted operating margin target range, results of operations and earnings, announced acquisitions, ongoing tax matters, the integration of the acquired businesses, expected timing, charges and savings related to restructuring activities, declaration of quarterly dividends, future tax rates, new platform and product offerings, scaling OpenText to new levels in Fiscal 2019 and beyond, the anticipated size, benefits and timing related to our restructuring plan, and other matters, may contain words such as "anticipates", "expects", "intends", "plans", "believes", "seeks", "estimates", "may", "could", "would", "might", "will" and variations of these words or similar expressions are considered forward-looking statements or information under applicable securities laws. In addition, any information or statements that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking, and based on our current expectations, forecasts and projections about the operating environment, economies and markets in which we operate. Forward-looking statements reflect our current estimates, beliefs and assumptions, which are based on management's perception of historic trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances, such as certain assumptions about the economy, as well as market, financial and operational assumptions. Management's estimates, beliefs and assumptions are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and, as such, are subject to change. We can give no assurance that such estimates, beliefs and assumptions will prove to be correct. Such forward-looking statements involve known and unknown risks, uncertainties and other factors and assumptions that may cause the actual results, performance or achievements to differ materially. Such factors include, but are not limited to: (i) the future performance, financial and otherwise, of OpenText; (ii) the ability of OpenText to bring new products and services to market and to increase sales; (iii) the strength of the Company's product development pipeline; (iv) the Company's growth and profitability prospects; (v) the estimated size and growth prospects of the EIM market including expected growth in the Artificial Intelligence market; (vi) the Company's competitive position in the EIM market and its ability to take advantage of future opportunities in this market; (vii) the benefits of the Company's products and services to be realized by customers; (viii) the demand for the Company's products and services and the extent of deployment of the Company's products and services in the EIM marketplace; (ix) downward pressure on our share price and dilutive effect of future sales or issuances of equity securities (including in connection with future acquisitions); (x) the Company's financial condition and capital requirements; and (xi) statements about the impact of product releases. The risks and uncertainties that may affect forward-looking statements include, but are not limited to: (i) integration of acquisitions and related restructuring efforts, including the quantum of restructuring charges and the timing thereof; (ii) the potential for the incurrence of or assumption of debt in connection with acquisitions and the impact on the ratings or outlooks of rating agencies on the Company's outstanding debt securities; (iii) the possibility that the Company may be unable to meet its future reporting requirements under the U.S. Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, or applicable Canadian securities regulation; (iv) the risks associated with bringing new products and services to market; (v) failure to comply with privacy laws and regulations that are extensive, open to various interpretations and complex to implement including General Data Protection Regulation (GDPR) and Country by Country Reporting (CBCR); (vi) fluctuations in currency exchange rates; (vii) delays in the purchasing decisions of the Company's customers; (viii) the competition the Company faces in its industry and/or marketplace; (ix) the final determination of litigation, tax audits (including tax examinations in the United States and elsewhere) and other legal proceedings; (x) potential exposure to greater than anticipated tax liabilities or expenses, including with respect to changes in Canadian, U.S. or international tax regimes including the new tax reform legislation enacted through the Tax Cuts and Jobs Act in the United States; (xi) the possibility of technical, logistical or planning issues in connection with the deployment of the Company's products or services; (xii) the continuous commitment of the Company's customers; and (xiii) demand for the Company's products and services. For additional information with respect to risks and other factors which could occur, see the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the Securities and Exchange Commission (SEC) and other securities regulators. Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

Greg Secord
Vice President, Investor Relations
Open Text Corporation
415-963-0825
investors@opentext.com

Copyright ©2019 Open Text. OpenText is a trademark or registered trademark of Open Text. The list of trademarks is not exhaustive of other trademarks. Registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text. All rights reserved. For more information, visit: http://www.opentext.com/who-we-are/copyright-information.

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share data)

	March 31, 2019	June 30, 2018
ASSETS	(unaudited)
Cash and cash equivalents	$765,224	$682,942
Accounts receivable trade, net of allowance for doubtful accounts of $16,946 as of March 31, 2019 and $9,741 as of June 30, 2018	478,264	487,956
Contract assets	19,737	—
Income taxes recoverable	39,041	55,623
Prepaid expenses and other current assets	96,048	101,059
Total current assets	1,398,314	1,327,580
Property and equipment	241,974	264,205
Long-term contract assets	15,794	—
Goodwill	3,772,112	3,580,129
Acquired intangible assets	1,233,136	1,296,637
Deferred tax assets	1,035,481	1,122,729
Other assets	135,159	111,267
Deferred charges	—	38,000
Long-term income taxes recoverable	32,667	24,482
Total assets	$7,864,637	$7,765,029
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$295,749	$302,154
Current portion of long-term debt	10,000	10,000
Deferred revenues	664,208	644,211
Income taxes payable	45,124	38,234
Total current liabilities	1,015,081	994,599
Long-term liabilities:
Accrued liabilities	50,714	52,827
Deferred credits	—	2,727
Pension liability	71,563	65,719
Long-term debt	2,606,283	2,610,523
Deferred revenues	50,905	69,197
Long-term income taxes payable	178,775	172,241
Deferred tax liabilities	52,944	79,938
Total long-term liabilities	3,011,184	3,053,172
Shareholders' equity:
Share capital and additional paid-in capital
269,274,185 and 267,651,084 Common Shares issued and outstanding at March 31, 2019 and June 30, 2018, respectively; authorized Common Shares: unlimited	1,751,811	1,707,073
Accumulated other comprehensive income	25,418	33,645
Retained earnings	2,088,858	1,994,235
Treasury stock, at cost (806,704 shares at March 31, 2019 and 690,336 shares at June 30, 2018, respectively)	(28,898)	(18,732)
Total OpenText shareholders' equity	3,837,189	3,716,221
Non-controlling interests	1,183	1,037
Total shareholders' equity	3,838,372	3,717,258
Total liabilities and shareholders' equity	$7,864,637	$7,765,029

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands of U.S. dollars, except share and per share data)
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2019	2018	2019	2018
Revenues:
License	$98,721	$84,113	$308,364	$297,588
Cloud services and subscriptions	238,607	209,102	665,923	611,076
Customer support	310,762	312,279	932,667	915,753
Professional service and other	71,056	80,385	214,580	236,554
Total revenues	719,146	685,879	2,121,534	2,060,971
Cost of revenues:
License	2,692	3,098	10,219	10,645
Cloud services and subscriptions	103,873	94,195	280,274	268,814
Customer support	31,844	33,770	93,582	99,657
Professional service and other	56,626	64,179	169,452	188,493
Amortization of acquired technology-based intangible assets	44,596	47,303	140,439	138,391
Total cost of revenues	239,631	242,545	693,966	706,000
Gross profit	479,515	443,334	1,427,568	1,354,971
Operating expenses:
Research and development	84,905	83,396	238,128	241,093
Sales and marketing	132,244	129,876	378,619	381,642
General and administrative	51,833	54,794	154,955	152,650
Depreciation	25,028	23,093	72,716	64,042
Amortization of acquired customer-based intangible assets	48,832	46,762	140,627	136,819
Special charges	796	2,644	33,487	21,390
Total operating expenses	343,638	340,565	1,018,532	997,636
Income from operations	135,877	102,769	409,036	357,335
Other income (expense), net	5,065	11,140	6,965	26,911
Interest and other related expense, net	(35,607)	(34,980)	(103,751)	(103,195)
Income before income taxes	105,335	78,929	312,250	281,051
Provision for (recovery of) income taxes	32,542	20,129	98,628	100,644
Net income for the period	$72,793	$58,800	$213,622	$180,407
Net (income) loss attributable to non-controlling interests	(31)	(6)	(104)	94
Net income attributable to OpenText	$72,762	$58,794	$213,518	$180,501
Earnings per share—basic attributable to OpenText	$0.27	$0.22	$0.80	$0.68
Earnings per share—diluted attributable to OpenText	$0.27	$0.22	$0.79	$0.68
Weighted average number of Common Shares outstanding—basic	268,991	266,572	268,511	265,619
Weighted average number of Common Shares outstanding—diluted	270,030	267,764	269,606	266,954

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands of U.S. dollars)
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2019	2018	2019	2018
Net income for the period	$72,793	$58,800	$213,622	$180,407
Other comprehensive income (loss)—net of tax:
Net foreign currency translation adjustments	3,189	3,823	(3,749)	3,283
Unrealized gain (loss) on cash flow hedges:
Unrealized gain (loss) - net of tax expense (recovery) effect of $222 and ($338) for the three months ended March 31, 2019 and 2018, respectively; ($274) and $65 for the nine months ended March 31, 2019 and 2018, respectively	615	(935)	(760)	182
(Gain) loss reclassified into net income - net of tax (expense) recovery effect of $124 and ($112) for the three months ended March 31, 2019 and 2018, respectively; $425 and ($540) for the nine months ended March 31, 2019 and 2018, respectively	346	(311)	1,179	(1,499)
Actuarial gain (loss) relating to defined benefit pension plans:
Actuarial gain (loss) - net of tax expense (recovery) effect of ($1,177) and $413 for the three months ended March 31, 2019 and 2018, respectively; ($1,390) and $177 for the nine months ended March 31, 2019 and 2018, respectively	(4,785)	1,648	(5,109)	1,485
Amortization of actuarial (gain) loss into net income - net of tax (expense) recovery effect of $78 and $45 for the three months ended March 31, 2019 and 2018, respectively; $223 and $130 for the nine months ended March 31, 2019 and 2018, respectively	82	64	212	176
Release of unrealized gain on marketable securities - net of tax effect of nil	—	—	—	(617)
Total other comprehensive income (loss) net, for the period	(553)	4,289	(8,227)	3,010
Total comprehensive income	72,240	63,089	205,395	183,417
Comprehensive (income) loss attributable to non-controlling interests	(31)	(6)	(104)	94
Total comprehensive income attributable to OpenText	$72,209	$63,083	$205,291	$183,511

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
(In thousands of U.S. dollars and shares)
(unaudited)

	Nine Months Ended March 31, 2019
	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of June 30, 2018	267,651	$1,707,073	(691)	$(18,732)	$1,994,235	$33,645	$1,037	$3,717,258
Adoption of ASU 2016-16 - cumulative effect	—	—	—	—	(26,780)	—	—	(26,780)
Adoption of Topic 606 - cumulative effect	—	—	—	—	29,786	—	—	29,786
Issuance of Common Shares
Under employee stock option plans	494	12,431	—	—	—	—	—	12,431
Under employee stock purchase plans	187	5,569	—	—	—	—	—	5,569
Share-based compensation	—	6,555	—	—	—	—	—	6,555
Purchase of treasury stock	—	—	(304)	(11,719)	—	—	—	(11,719)
Issuance of treasury stock	—	(70)	3	70	—	—	—	—
Dividends declared ($0.1518 per Common Share)	—	—	—	—	(40,466)	—	—	(40,466)
Other comprehensive income - net	—	—	—	—	—	(1,389)	—	(1,389)
Non-controlling interest	—	(625)	—	—	—	—	42	(583)
Net income for the quarter	—	—	—	—	36,324	—	44	36,368
Balance as of September 30, 2018	268,332	$1,730,933	(992)	$(30,381)	$1,993,099	$32,256	$1,123	$3,727,030
Issuance of Common Shares
Under employee stock option plans	62	1,740	—	—	—	—	—	1,740
Under employee stock purchase plans	175	5,696	—	—	—	—	—	5,696
Share-based compensation	—	6,885	—	—	—	—	—	6,885
Purchase of treasury stock	—	—	(370)	(12,815)	—	—	—	(12,815)
Issuance of treasury stock	—	(13,955)	545	13,955	—	—	—	—
Dividends declared ($0.1518 per Common Share)	—	—	—	—	(40,700)	—	—	(40,700)
Other comprehensive income - net	—	—	—	—	—	(6,285)	—	(6,285)
Net income for the quarter	—	—	—	—	104,432	—	29	104,461
Balance as of December 31, 2018	268,569	$1,731,299	(817)	$(29,241)	$2,056,831	$25,971	$1,152	$3,786,012
Issuance of Common Shares
Under employee stock option plans	544	11,661	—	—	—	—	—	11,661
Under employee stock purchase plans	161	4,447	—	—	—	—	—	4,447
Share-based compensation	—	6,712	—	—	—	—	—	6,712
Purchase of treasury stock	—	—	(52)	(1,965)	—	—	—	(1,965)
Issuance of treasury stock	—	(2,308)	62	2,308	—	—	—	—
Dividends declared ($0.1518 per Common Share)	—	—	—	—	(40,735)	—	—	(40,735)
Other comprehensive income - net	—	—	—	—	—	(553)	—	(553)
Net income for the quarter	—	—	—	—	72,762	—	31	72,793
Balance as of March 31, 2019	269,274	$1,751,811	(807)	$(28,898)	$2,088,858	$25,418	$1,183	$3,838,372

	Nine Months Ended March 31, 2018
	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of June 30, 2017	264,060	$1,613,454	(1,102)	$(27,520)	$1,897,624	$48,800	$961	$3,533,319
Issuance of Common Shares
Under employee stock option plans	1,048	16,154	—	—	—	—	—	16,154
Under employee stock purchase plans	180	4,837	—	—	—	—	—	4,837
Share-based compensation	—	8,235	—	—	—	—	—	8,235
Issuance of treasury stock	—	(178)	9	178	—	—	—	—
Dividends declared ($0.1320 per Common Share)	—	—	—	—	(35,017)	—	—	(35,017)
Other comprehensive income - net	—	—	—	—	—	718	—	718
Net income for the quarter	—	—	—	—	36,596	—	94	36,690
Balance as of September 30, 2017	265,288	$1,642,502	(1,093)	$(27,342)	$1,899,203	$49,518	$1,055	$3,564,936
Issuance of Common Shares
Under employee stock option plans	145	$3,374	—	$—	$—	$—	$—	$3,374
Under employee stock purchase plans	193	5,275	—	—	—	—	—	5,275
Share-based compensation	—	7,158	—	—	—	—	—	7,158
Issuance of treasury stock	—	(8,092)	379	8,092	—	—	—	—
Dividends declared ($0.1320 per Common Share)	—	—	—	—	(34,811)	—	—	(34,811)
Other comprehensive income - net	—	—	—	—	—	(1,997)	—	(1,997)
Net income for the quarter	—	—	—	—	85,111	—	(194)	84,917
Balance as of December 31, 2017	265,626	$1,650,217	(714)	$(19,250)	$1,949,503	$47,521	$861	$3,628,852
Issuance of Common Shares
Under employee stock option plans	1,490	30,595	—	—	—	—	—	30,595
Under employee stock purchase plans	150	4,532	—	—	—	—	—	4,532
Share-based compensation	—	5,080	—	—	—	—	—	5,080
Issuance of treasury stock	—	(427)	20	427	—	—	—	—
Dividends declared ($0.1320 per Common Share)	—	—	—	—	(35,168)	—	—	(35,168)
Other comprehensive income - net	—	—	—	—	—	4,289	—	4,289
Net income for the quarter	—	$—	—	$—	$58,794	$—	$6	$58,800
Balance as of March 31, 2018	267,266	$1,689,997	(694)	$(18,823)	$1,973,129	$51,810	$867	$3,696,980

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2019	2018	2019	2018
Cash flows from operating activities:
Net income for the period	$72,793	$58,800	$213,622	$180,407
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangible assets	118,456	117,158	353,782	339,252
Share-based compensation expense	6,712	5,080	20,152	20,473
Pension expense	1,158	965	3,412	2,834
Amortization of debt issuance costs	1,077	1,303	3,234	3,835
Amortization of deferred charges and credits	—	941	—	3,175
Loss on sale and write down of property and equipment	10	326	9,438	489
Release of unrealized gain on marketable securities to income	—	—	—	(841)
Deferred taxes	2,398	18,266	11,307	62,640
Share in net (income) loss of equity investees	(2,789)	307	(10,652)	503
Changes in operating assets and liabilities:
Accounts receivable	19,229	(6,240)	52,777	(55,698)
Contract assets	(15,472)	—	(28,872)	—
Prepaid expenses and other current assets	(13,027)	(5,152)	(495)	(10,535)
Income taxes and deferred charges and credits	3,682	(23,651)	21,006	(22,068)
Accounts payable and accrued liabilities	(896)	(19,779)	(30,644)	(92,278)
Deferred revenue	93,285	123,550	24,134	74,704
Other assets	(619)	(1,285)	4,300	(2,871)
Net cash provided by operating activities	285,997	270,589	646,501	504,021
Cash flows from investing activities:
Additions of property and equipment	(16,968)	(27,101)	(50,432)	(83,038)
Purchase of Catalyst Repository Systems Inc.	(70,800)	—	(70,800)	—
Purchase of Liaison Technologies, Inc.	641	—	(310,644)	—
Purchase of Hightail Inc.	—	(20,466)	—	(20,466)
Purchase of Guidance Software, net of cash acquired	—	—	(2,279)	(229,275)
Purchase of Covisint Corporation, net of cash acquired	—	—	—	(71,279)
Other investing activities	(1,831)	(3,118)	(8,204)	(11,179)
Net cash used in investing activities	(88,958)	(50,685)	(442,359)	(415,237)
Cash flows from financing activities:
Proceeds from issuance of long-term debt and revolver	—	—	—	200,000
Proceeds from issuance of Common Shares from exercise of stock options and ESPP	17,811	36,442	42,097	66,064
Repayment of long-term debt and revolver	(2,500)	(101,940)	(7,500)	(105,820)
Debt issuance costs	—	—	(322)	—
Purchase of treasury stock	(1,965)	—	(26,499)	—
Repurchase of non-controlling interest	—	—	(583)	—
Payments of dividends to shareholders	(40,735)	(35,168)	(121,901)	(104,996)
Net cash provided by (used in) financing activities	(27,389)	(100,666)	(114,708)	55,248
Foreign exchange gain (loss) on cash held in foreign currencies	1,992	10,157	(3,909)	17,703
Increase (decrease) in cash, cash equivalents and restricted cash during the period	171,642	129,395	85,525	161,735
Cash, cash equivalents and restricted cash at beginning of the period	597,874	478,550	683,991	446,210
Cash, cash equivalents and restricted cash at end of the period	$769,516	$607,945	$769,516	$607,945

Reconciliation of cash, cash equivalents and restricted cash:	March 31, 2019	March 31, 2018
Cash and cash equivalents	765,224	605,497
Restricted cash included in Other assets	4,292	2,448
Total Cash, cash equivalents and restricted cash	$769,516	$607,945

Notes

(1)	All dollar amounts in this press release are in U.S. Dollars unless otherwise indicated.

(2)
Use of Non-GAAP Financial Measures: In addition to reporting financial results in accordance with U.S. GAAP, the Company provides certain financial measures that are not in accordance with U.S. GAAP (Non-GAAP). These Non-GAAP financial measures have certain limitations in that they do not have a standardized meaning and thus the Company's definition may be different from similar Non-GAAP financial measures used by other companies and/or analysts and may differ from period to period. Thus it may be more difficult to compare the Company's financial performance to that of other companies. However, the Company's management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of these Non-GAAP financial measures both in its reconciliation to the U.S. GAAP financial measures and its consolidated financial statements, all of which should be considered when evaluating the Company's results.

The Company uses these Non-GAAP financial measures to supplement the information provided in its consolidated financial statements, which are presented in accordance with U.S. GAAP. The presentation of Non-GAAP financial measures are not meant to be a substitute for financial measures presented in accordance with U.S. GAAP, but rather should be evaluated in conjunction with and as a supplement to such U.S. GAAP measures. OpenText strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure. The Company therefore believes that despite these limitations, it is appropriate to supplement the disclosure of the U.S. GAAP measures with certain Non-GAAP measures defined below.
Non-GAAP-based net income and Non-GAAP-based EPS, attributable to OpenText, are calculated as GAAP-based net income or earnings per share, attributable to OpenText, on a diluted basis, after giving effect to the amortization of acquired intangible assets, other income (expense), share-based compensation, and Special charges (recoveries), all net of tax and any tax benefits/expense items unrelated to current period income, as further described in the tables below. Non-GAAP-based gross profit is the arithmetical sum of GAAP-based gross profit and the amortization of acquired technology-based intangible assets and share-based compensation within cost of sales. Non-GAAP-based gross margin is calculated as Non-GAAP-based gross profit expressed as a percentage of total revenue. Non-GAAP-based income from operations is calculated as income from operations, excluding the amortization of acquired intangible assets, Special charges (recoveries), and share-based compensation expense.
Adjusted earnings (loss) before interest, taxes, depreciation and amortization (Adjusted EBITDA) is calculated as GAAP-based net income, attributable to OpenText, excluding interest income (expense), provision for income taxes, depreciation and amortization of acquired intangible assets, other income (expense), share-based compensation and Special charges (recoveries).
The Company's management believes that the presentation of the above defined Non-GAAP financial measures provides useful information to investors because they portray the financial results of the Company before the impact of certain non-operational charges. The use of the term “non-operational charge” is defined for this purpose as an expense that does not impact the ongoing operating decisions taken by the Company's management. These items are excluded based upon the way the Company's management evaluates the performance of the Company's business for use in the Company's internal reports and are not excluded in the sense that they may be used under U.S. GAAP.
The Company does not acquire businesses on a predictable cycle, and therefore believes that the presentation of non-GAAP measures, which in certain cases adjust for the impact of amortization of intangible assets and the related tax effects that are primarily related to acquisitions, will provide readers of financial statements with a more consistent basis for comparison across accounting periods and be more useful in helping readers understand the Company’s operating results and underlying operational trends. Additionally, the Company has engaged in various restructuring activities over the past several years that have resulted in costs associated with reductions in headcount, consolidation of leased facilities and related costs, all which are recorded under the Company’s “Special Charges (recoveries)” caption on the Consolidated Statements of Income. Each restructuring activity is a discrete event based on a unique set of business objectives or circumstances, and each differs in terms of its operational implementation, business impact and scope, and the size of each restructuring plan can vary significantly from period to period. Therefore, the Company believes that the exclusion of these special charges (recoveries) will also better aid readers of financial statements in the understanding and comparability of the Company's operating results and underlying operational trends.
In summary the Company believes the provision of supplemental Non-GAAP measures allow investors to evaluate the operational and financial performance of the Company's core business using the same evaluation measures that management uses, and is therefore a useful indication of OpenText's performance or expected performance of future operations and facilitates period-to-period comparison of operating performance (although prior performance is not necessarily indicative of future performance). As a result, the Company considers it appropriate and reasonable to provide, in addition to U.S. GAAP measures, supplementary Non-GAAP financial measures that exclude certain items from the presentation of its financial results.
The following charts provide (unaudited) reconciliations of U.S. GAAP-based financial measures to Non-U.S. GAAP-based financial measures for the following periods presented. Results for reporting periods commencing July 1, 2018 are presented under the new Topic 606 revenue standard, while prior period results continue to be reported under the previous standard. For more details relating to our adoption of Topic 606 please see Note 1 "Basis of Presentation" and Note 3 "Revenues" to our Condensed Consolidated Financial Statements on Form 10-Q.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended March 31, 2019. (In thousands except for per share amounts)
	Three Months Ended March 31, 2019
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$103,873		$(291)	(1)	$103,582
Customer support	31,844		(310)	(1)	31,534
Professional service and other	56,626		(448)	(1)	56,178
Amortization of acquired technology-based intangible assets	44,596		(44,596)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	479,515	66.7%	45,645	(3)	525,160	73.0%
Operating expenses
Research and development	84,905		(1,315)	(1)	83,590
Sales and marketing	132,244		(2,458)	(1)	129,786
General and administrative	51,833		(1,890)	(1)	49,943
Amortization of acquired customer-based intangible assets	48,832		(48,832)	(2)	—
Special charges (recoveries)	796		(796)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	135,877		100,936	(5)	236,813
Other income (expense), net	5,065		(5,065)	(6)	—
Provision for (recovery of) income taxes	32,542		(4,373)	(7)	28,169
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	72,762		100,244	(8)	173,006
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.27		$0.37	(8)	$0.64

(1)	Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of total revenue.

(4)
Adjustment relates to the exclusion of Special charges (recoveries) from our Non-GAAP-based operating expenses as Special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollars.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in non-marketable securities investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.

(7)
Adjustment relates to differences between the GAAP-based tax provision rate of approximately 31% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-based compensation, Special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)	Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended March 31, 2019
		Per share diluted
GAAP-based net income, attributable to OpenText	$72,762	$0.27
Add:
Amortization	93,428	0.35
Share-based compensation	6,712	0.02
Special charges (recoveries)	796	—
Other (income) expense, net	(5,065)	(0.02)
GAAP-based provision for (recovery of) income taxes	32,542	0.12
Non-GAAP-based provision for income taxes	(28,169)	(0.10)
Non-GAAP-based net income, attributable to OpenText	$173,006	$0.64

Reconciliation of Adjusted EBITDA

Three Months Ended March 31, 2019
GAAP-based net income, attributable to OpenText	$72,762
Add:
Provision for (recovery of) income taxes	32,542
Interest and other related expense, net	35,607
Amortization of acquired technology-based intangible assets	44,596
Amortization of acquired customer-based intangible assets	48,832
Depreciation	25,028
Share-based compensation	6,712
Special charges (recoveries)	796
Other (income) expense, net	(5,065)
Adjusted EBITDA	$261,810

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the nine months ended March 31, 2019. (In thousands except for per share amounts)
	Nine Months Ended March 31, 2019
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$280,274		$(873)	(1)	$279,401
Customer support	93,582		(881)	(1)	92,701
Professional service and other	169,452		(1,330)	(1)	168,122
Amortization of acquired technology-based intangible assets	140,439		(140,439)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	1,427,568	67.3%	143,523	(3)	1,571,091	74.1%
Operating expenses
Research and development	238,128		(3,668)	(1)	234,460
Sales and marketing	378,619		(5,874)	(1)	372,745
General and administrative	154,955		(7,526)	(1)	147,429
Amortization of acquired customer-based intangible assets	140,627		(140,627)	(2)	—
Special charges (recoveries)	33,487		(33,487)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	409,036		334,705	(5)	743,741
Other income (expense), net	6,965		(6,965)	(6)	—
Provision for (recovery of) income taxes	98,628		(9,029)	(7)	89,599
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	213,518		336,769	(8)	550,287
GAAP-based earnings per share / Non GAAP-based earnings per share-diluted, attributable to OpenText	$0.79		$1.25	(8)	$2.04

(1)	Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of total revenue.

(4)
Adjustment relates to the exclusion of Special charges (recoveries) from our Non-GAAP-based operating expenses as Special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollars.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in non-marketable securities investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.

(7)
Adjustment relates to differences between the GAAP-based tax provision rate of approximately 32% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-based compensation, Special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)	Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Nine Months Ended March 31, 2019
		Per share diluted
GAAP-based net income, attributable to OpenText	$213,518	$0.79
Add:
Amortization	281,066	1.04
Share-based compensation	20,152	0.07
Special charges (recoveries)	33,487	0.12
Other (income) expense, net	(6,965)	(0.03)
GAAP-based provision for (recovery of) income taxes	98,628	0.37
Non-GAAP based provision for income taxes	(89,599)	(0.32)
Non-GAAP-based net income, attributable to OpenText	$550,287	$2.04
Reconciliation of Adjusted EBITDA

Nine Months Ended March 31, 2019
GAAP-based net income, attributable to OpenText	$213,518
Add:
Provision for (recovery of) income taxes	98,628
Interest and other related expense, net	103,751
Amortization of acquired technology-based intangible assets	140,439
Amortization of acquired customer-based intangible assets	140,627
Depreciation	72,716
Share-based compensation	20,152
Special charges (recoveries)	33,487
Other (income) expense, net	(6,965)
Adjusted EBITDA	$816,353

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended December 31, 2018. (In thousands except for per share amounts)
	Three Months Ended December 31, 2018
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$88,698		$(265)	(1)	$88,433
Customer support	31,273		(271)	(1)	31,002
Professional service and other	56,030		(358)	(1)	55,672
Amortization of acquired technology-based intangible assets	48,366		(48,366)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	507,209	69.0%	49,260	(3)	556,469	75.7%
Operating expenses
Research and development	75,753		(994)	(1)	74,759
Sales and marketing	126,193		(1,615)	(1)	124,578
General and administrative	52,198		(3,382)	(1)	48,816
Amortization of acquired customer-based intangible assets	45,919		(45,919)	(2)	—
Special charges (recoveries)	9,380		(9,380)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	173,932		110,550	(5)	284,482
Other income (expense), net	378		(378)	(6)	—
Provision for (recovery of) income taxes	36,236		(1,114)	(7)	35,122
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	104,432		111,286	(8)	215,718
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.39		$0.41	(8)	$0.80

(1)	Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of total revenue.

(4)
Adjustment relates to the exclusion of Special charges (recoveries) from our Non-GAAP-based operating expenses as Special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollars.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in non-marketable securities investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.

(7)
Adjustment relates to differences between the GAAP-based tax provision rate of approximately 26% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-based compensation, Special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)	Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended December 31, 2018
		Per share diluted
GAAP-based net income, attributable to OpenText	$104,432	$0.39
Add:
Amortization	94,285	0.35
Share-based compensation	6,885	0.03
Special charges (recoveries)	9,380	0.03
Other (income) expense, net	(378)	—
GAAP-based provision for (recovery of) income taxes	36,236	0.13
Non-GAAP-based provision for income taxes	(35,122)	(0.13)
Non-GAAP-based net income, attributable to OpenText	$215,718	$0.80

Reconciliation of Adjusted EBITDA

Three Months Ended December 31, 2018
GAAP-based net income, attributable to OpenText	$104,432
Add:
Provision for (recovery of) income taxes	36,236
Interest and other related expense, net	33,613
Amortization of acquired technology-based intangible assets	48,366
Amortization of acquired customer-based intangible assets	45,919
Depreciation	23,834
Share-based compensation	6,885
Special charges (recoveries)	9,380
Other (income) expense, net	(378)
Adjusted EBITDA	$308,287

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended March 31, 2018. (In thousands except for per share amounts)
	Three Months Ended March 31, 2018
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$94,195		$(135)	(1)	$94,060
Customer support	33,770		(277)	(1)	33,493
Professional service and other	64,179		(122)	(1)	64,057
Amortization of acquired technology-based intangible assets	47,303		(47,303)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	443,334	64.6%	47,837	(3)	491,171	71.6%
Operating expenses
Research and development	83,396		(993)	(1)	82,403
Sales and marketing	129,876		(1,496)	(1)	128,380
General and administrative	54,794		(2,057)	(1)	52,737
Amortization of acquired customer-based intangible assets	46,762		(46,762)	(2)	—
Special charges (recoveries)	2,644		(2,644)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	102,769		101,789	(5)	204,558
Other income (expense), net	11,140		(11,140)	(6)	—
Provision for (recovery of) income taxes	20,129		3,612	(7)	23,741
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	58,794		87,037	(8)	145,831
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.22		$0.32	(8)	$0.54

(1)	Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of total revenue.

(4)
Adjustment relates to the exclusion of Special charges (recoveries) from our Non-GAAP-based operating expenses as Special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollars.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in non-marketable securities investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.

(7)
Adjustment relates to differences between the GAAP-based tax provision rate of approximately 26% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-based compensation, Special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense. We also took into consideration changes in U.S. tax reform legislation that was enacted on December 22, 2017 through the Tax Cuts and Jobs Act.

(8)	Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended March 31, 2018
		Per share diluted
GAAP-based net income, attributable to OpenText	$58,794	$0.22
Add:
Amortization	94,065	0.35
Share-based compensation	5,080	0.02
Special charges (recoveries)	2,644	0.01
Other (income) expense, net	(11,140)	(0.04)
GAAP-based provision for (recovery of) income taxes	20,129	0.07
Non-GAAP-based provision for income taxes	(23,741)	(0.09)
Non-GAAP-based net income, attributable to OpenText	$145,831	$0.54

Reconciliation of Adjusted EBITDA

Three Months Ended March 31, 2018
GAAP-based net income, attributable to OpenText	$58,794
Add:
Provision for (recovery of) income taxes	20,129
Interest and other related expense, net	34,980
Amortization of acquired technology-based intangible assets	47,303
Amortization of acquired customer-based intangible assets	46,762
Depreciation	23,093
Share-based compensation	5,080
Special charges (recoveries)	2,644
Other (income) expense, net	(11,140)
Adjusted EBITDA	$227,645

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the nine months ended March 31, 2018. (In thousands except for per share amounts)
	Nine Months Ended March 31, 2018
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues:
Cloud services and subscriptions	$268,814		$(1,119)	(1)	$267,695
Customer support	99,657		(933)	(1)	98,724
Professional service and other	188,493		(1,322)	(1)	187,171
Amortization of acquired technology-based intangible assets	138,391		(138,391)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	1,354,971	65.7%	141,765	(3)	1,496,736	72.6%
Operating expenses
Research and development	241,093		(4,206)	(1)	236,887
Sales and marketing	381,642		(6,679)	(1)	374,963
General and administrative	152,650		(6,214)	(1)	146,436
Amortization of acquired customer-based intangible assets	136,819		(136,819)	(2)	—
Special charges (recoveries)	21,390		(21,390)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	357,335		317,073	(5)	674,408
Other income (expense), net	26,911		(26,911)	(6)	—
Provision for (recovery of) income taxes	100,644		(20,674)	(7)	79,970
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	180,501		310,836	(8)	491,337
GAAP-based earnings per share / Non GAAP-based earnings per share-diluted, attributable to OpenText	$0.68		$1.16	(8)	$1.84

(1)	Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of total revenue.

(4)
Adjustment relates to the exclusion of Special charges (recoveries) from our Non-GAAP-based operating expenses as Special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollars, and operating margin stated as a percentage of total revenue.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in non-marketable securities investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.

(7)
Adjustment relates to differences between the GAAP-based tax provision rate of approximately 36% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-based compensation, Special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/

expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense. We also took into consideration changes in US tax reform legislation that was enacted on December 22, 2017 through the Tax Cuts and Jobs Act.

(8)	Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Nine Months Ended March 31, 2018
		Per share diluted
GAAP-based net income, attributable to OpenText	$180,501	$0.68
Add:
Amortization	275,210	1.03
Share-based compensation	20,473	0.08
Special charges (recoveries)	21,390	0.08
Other (income) expense, net	(26,911)	(0.10)
GAAP-based provision for (recovery of) income taxes	100,644	0.37
Non-GAAP based provision for income taxes	(79,970)	(0.30)
Non-GAAP-based net income, attributable to OpenText	$491,337	$1.84

Reconciliation of Adjusted EBITDA

Nine Months Ended March 31, 2018
GAAP-based net income, attributable to OpenText	$180,501
Add:
Provision for (recovery of) income taxes	100,644
Interest and other related expense, net	103,195
Amortization of acquired technology-based intangible assets	138,391
Amortization of acquired customer-based intangible assets	136,819
Depreciation	64,042
Share-based compensation	20,473
Special charges (recoveries)	21,390
Other (income) expense, net	(26,911)
Adjusted EBITDA	$738,544

(3)	The following tables provide a composition of our major currencies for revenue and expenses, expressed as a percentage, for the three and nine months ended March 31, 2019 and 2018:

	Three Months Ended March 31, 2019		Three Months Ended March 31, 2018
Currencies	% of Revenue	% of Expenses*	% of Revenue	% of Expenses*
EURO	22%	15%	22%	15%
GBP	6%	6%	6%	6%
CAD	5%	10%	4%	11%
USD	58%	51%	58%	50%
Other	9%	18%	10%	18%
Total	100%	100%	100%	100%

	Nine Months Ended March 31, 2019		Nine Months Ended March 31, 2018
Currencies	% of Revenue	% of Expenses*	% of Revenue	% of Expenses*
EURO	23%	15%	22%	15%
GBP	6%	6%	6%	6%
CAD	4%	10%	4%	11%
USD	58%	51%	58%	51%
Other	9%	18%	10%	17%
Total	100%	100%	100%	100%
*Expenses include all cost of revenues and operating expenses included within the Condensed Consolidated Statements of Income, except for amortization of intangible assets, share-based compensation and Special charges (recoveries).